                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 1999, which appears on page 27 of BindView Development Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 and of our report dated January 28, 1999, except as to Note 14, which is as of March 1, 1999, which appears in
Exhibit 99.3 to the BindView Development Corporation Amendment No. 1 of Current Report on Form 8-K on Form 8-K/A dated March 1, 1999.


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP


Houston, Texas
May 28, 1999.